Q3 2020 EARNINGS November 5, 2020 Exhibit 99.2

Forward-Looking Statements 2 Except for historical information contained herein, the statements in this presentation are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of Pioneer are subject to a number of risks and uncertainties that may cause Pioneer’s actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, volatility of commodity prices, product supply and demand, the impact of a widespread outbreak of an illness, such as the COVID-19 pandemic, on global and U.S. economic activity, competition, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms, litigation, the costs and results of drilling and operations, availability of equipment, services, resources and personnel required to perform the Company’s drilling and operating activities, access to and availability of transportation, processing, fractionation, refining, storage and export facilities, Pioneer’s ability to replace reserves, implement its business plans or complete its development activities as scheduled, access to and cost of capital, the financial strength of counterparties to Pioneer’s credit facility, investment instruments and derivative contracts and purchasers of Pioneer’s oil, natural gas liquid and gas production, uncertainties about estimates of reserves and resource potential, identification of drilling locations and the ability to add proved reserves in the future, the assumptions underlying forecasts, including forecasts of production, cash flow, well costs, capital expenditures, rates of return to shareholders, expenses, cash flows from purchases and sales of oil and gas net of firm transportation commitments, sources of funding and tax rates, quality of technical data, environmental and weather risks, including the possible impacts of climate change, cybersecurity risks, ability to implement stock repurchases, the risks associated with the ownership and operation of the Company’s oilfield services businesses and acts of war or terrorism. These and other risks are described in Pioneer’s Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and other filings with the Securities and Exchange Commission. In addition, Pioneer may be subject to currently unforeseen risks that may have a materially adverse impact on it. Additionally, the information in this presentation contains forward-looking statements related to the recently announced merger transaction between the Company and Parsley Energy, Inc. ("Parsley"). Such forward-looking statements are subject to risks and uncertainties that are difficult to predict and, in many cases, beyond the Company's control. These risks and uncertainties include, among other things, the risk that the businesses of Pioneer and Parsley will not be integrated successfully; the cost savings, synergies and growth from the proposed transaction may not be fully realized or may take longer to realize than expected; management time may be diverted on transaction-related issues; the potential adverse effect of future regulatory or legislative actions on Pioneer and Parsley or the industries in which they operate, including the risk of new restrictions with respect to development activities on Pioneer's or Parsley's assets; the credit ratings of the combined company or its subsidiaries may be different from what Pioneer expects; governmental and regulatory approvals required for the proposed transaction may not be able to be obtained, or may delay the proposed transaction, result in the imposition of conditions that could reduce its anticipated benefits, or cause the parties to abandon the transaction; a condition to closing of the proposed transaction may not be satisfied; the length of time necessary to consummate the proposed transaction may be longer than anticipated for various reasons; potential liability resulting from pending or future litigation related to the proposed transaction; the potential impact of the announcement or consummation of the proposed transaction on relationships with customers, suppliers, and competitors; and transaction costs may be higher than anticipated. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Pioneer undertakes no duty to publicly update these statements except as required by law. Please see the supplemental slides included in this presentation for other important information.

Certain Notices Additional Information and Where to Find It This communication may be deemed to be solicitation material in respect of the proposed transaction between Pioneer and Parsley. The proposed transaction will be submitted to Pioneer’s stockholders and Parsley’s stockholders for their consideration. Pioneer and Parsley intend to file a joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”) with the SEC in connection with the solicitation of proxies by Pioneer and Parsley in connection with the proposed transaction. Pioneer intends to file a registration statement on Form S-4 (the “Form S-4”) with the SEC, in which the Joint Proxy Statement/Prospectus will be included. Pioneer and Parsley also intend to file other relevant documents with the SEC regarding the proposed transaction. The definitive Joint Proxy Statement/Prospectus will be mailed to Pioneer’s stockholders and Parsley’s stockholders when available. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, INVESTORS AND STOCKHOLDERS OF PIONEER AND INVESTORS AND STOCKHOLDERS OF PARSLEY ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The Joint Proxy Statement/Prospectus, any amendments or supplements thereto and other relevant materials, and any other documents filed by Pioneer or Parsley with the SEC, may be obtained once such documents are filed with the SEC free of charge at the SEC’s website at www.sec.gov or free of charge from Pioneer at www.pxd.com or by directing a request to Pioneer’s Investor Relations Department at ir@pxd.com or free of charge from Parsley at www.parsleyenergy.com or by directing a request to Parsley’s Investor Relations Department at ir@parsleyenergy.com. No Offer or Solicitation This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. Participants in the Solicitation Pioneer, Parsley and certain of their respective executive officers, directors, other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed transaction. Information regarding Parsley’s directors and executive officers is available in its Proxy Statement on Schedule 14A for its 2020 Annual Meeting of Stockholders, filed with the SEC on April 9, 2020 and in its Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 24, 2020. Information regarding Parsley’s directors and executive officers is available in its Proxy Statement on Schedule 14A for its 2020 Annual Meeting of Stockholders, filed with the SEC on April 6, 2020 and in its Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 21, 2020. These documents may be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Form S-4, the Joint Proxy Statement/Prospectus and other relevant materials relating to the proposed transaction to be filed with the SEC when they become available. Stockholders and other investors should read the Joint Proxy Statement/Prospectus carefully when it becomes available before making any voting or investment decisions.

Creating Differentiated Value

Generated

$131 MM

of Free Cash Flow[1] in Q3 2020[2]

Improving Capital Efficiency

Second consecutive quarter of increasing 2020 oil production guidance while capex guidance remains unchanged

Announced Parsley Acquisition

- Highly accretive to FCF per share and ROCE[1]
- Annual synergies of ~$325 MM expected
- Closing expected Q1 2021

Reduced controllable cash costs by 25%

2020 YTD compared to 2019[3]

Best in Basin

<1% of produced gas flared[4]

~$600 MM

Estimated 2020 free cash flow[5]

1) Free cash flow (FCF) and return on capital employed (ROCE) are non-GAAP financial measures; see supplemental slides. 2) Q3 2020 free cash flow was $202 MM before cash restructuring charges of $71 MM. 3) See slide 6 for detail. 4) Source: Rystad Energy research and analysis, Rystad Energy ShaleWellCube October 2020. 5) Represents first three quarters of 2020 free cash flow of $396 MM plus October through December forecasted free cash flow based on strip pricing as of 10/15/2020. Represents the midpoints of 2020 capital and production guidance ranges.

PIONEER NATURAL RESOURCES
4

Solid Execution Drives Strong Third Quarter Results 1) Q3 2020 free cash flow was $202 MM before cash restructuring charges of $71 MM. Free cash flow is a non-GAAP financial measure; see supplemental slides. 2) Net debt to trailing twelve months EBITDAX. EBITDAX is a non-GAAP financial measure; see supplemental slides. Generated $131 MM of Free Cash Flow1 in Q3 $131 MM Net Debt to EBITDAX2 0.7x Horizontal LOE BOE Production Oil Production Free Cash Flow1 $2.41/BOE Q3 2020 201 MBOPD 355 MBOEPD

Low Controllable Cash Costs 1) Represent Permian horizontal LOE; cash G&A and cash interest represents costs divided by total production volumes. 2) YTD 2020 reflects Q1 through Q3 actuals. Controllable Cash Costs1 per BOE $5.81 ~25% Reduction $4.44 2 $0.41 $0.66

Best-in-Class G&A 1) Peers: APA, CLR, CXO, DVN, EOG, HES, MRO and PE. Excludes full-cost peers. Source: FactSet Q2 2020 actuals and 3 stream BOE production. Pioneer reflects Q3 2020 actuals. Pioneer

Improving 2020 Plan

Capital Budget[1]	Oil Production	Total Production
$1.4 B – $1.6 B	209 – 211 MBOPD	365 – 369 MBOEPD
Maintained	*Increased* ↑	*Increased* ↑

- Consistent with prior average activity guidance, currently operating:
  - 8 drilling rigs (1 rig in the joint venture area and 1 DrillCo rig)
  - 4 frac fleets
- Future activity levels will be determined by macro-economic and commodity price outlooks
- Production deferrals driven by well-level economics
  - ~5.5 MBOPD curtailed during Q3; primarily higher operating cost vertical wells
  - Expect ~5.5 MBOPD to remain curtailed in current commodity price environment

Continuing trend of strong capital efficiency gains



1) Includes approximately $100 MM in water infrastructure spending.

PIONEER NATURAL RESOURCES

8

Preserving a Strong Balance Sheet 1) Source: FactSet Consensus 10/27/2020. Peers: APA, CLR, COP, CVX, CXO, DVN, EOG, FANG, HES, MRO, MUR, OVV, OXY, PE, WPX, XEC and XOM. EBITDAX is a non-GAAP financial measure; see supplemental slides. Pioneer’s top-tier balance sheet allows for accelerated return of capital Independent Major Pioneer

Operations Update Completed Feet/Day Drilled Feet/Day Reduced well costs by ~$2.0 MM year-to-date through increased efficiencies and service cost deflation Expect ~60% of well cost savings to be sustainable Optimized development strategy unchanged

Delivering Best-in-Class Oil Production 1) Source: Enverus.com; average Permian Basin oil mix for gross production between January 2016 and January 2020. 2) Peers: APA, COP, CVX, CXO, DVN, EOG, FANG, MRO, MTDR, NBL, OXY, PE, WPX, XEC and XOM. 3) Source: Enverus.com; average Permian Basin gross production from wells POP’d between January 2016 and November 2019.

Location Count Unmatched Portfolio of Top-Tier Permian Acreage A – Rated Inventory1 (Breakeven pricing <$30 WTI and <$2.00 HH) Unmatched inventory in all of U.S. shale Pioneer + Parsley 1) Source: Wells Fargo, June 2020. Inventory quality is based on breakeven pricing: A-Rated, <$30/bbl WTI, <$2/MCF HH. Peers include: CLR, CXO, DVN, EOG, FANG, MRO, WPX and XEC. Midland Basin Delaware Basin

Transaction Enhances Investment Thesis 1) Strip pricing and stock price as of 10/15/2020. Dividends are authorized and determined by the Company’s board of directors in its sole discretion. 2) Future reinvestment rate subject to a number of factors, including commodity prices and economic outlook. Creating Significant Value for Shareholders Targeting ~10% Total Return1 (inclusive of base dividend, variable dividend and oil growth) Reinvestment rate lowered to 65% to 75% of cash flow at strip pricing1,2 Substantial free cash flow generation from high-return oil production growth of ~5% Generate strong corporate returns Reducing leverage to <0.75x net debt-to-EBITDAX Strong and growing base dividend of $2.20 per share Adoption of a variable dividend framework during 2021 Significant Free Cash Flow Increased Return of Capital Low Leverage Strong Corporate Returns

Improving Free Cash Flow Profile 1) Based on strip pricing as of 10/15/2020 and market capitalization as of 10/19/2020. Reflects pre-dividend free cash flow. Free cash flow is a non-GAAP financial measure; see supplemental slides. Free Cash Flow ($MM)1 Transaction is highly accretive to free cash flow Free Cash Flow Yield1 Pioneer Pioneer + Parsley FCF Yield Attractive maintenance capital corporate breakeven including dividend in the low $30s WTI Disciplined investment framework with premier asset base increases free cash flow profile Combination of high-quality inventory and synergies enhances variable dividend proposition

Providing Low-Emission Barrels 1) The foregoing information was obtained from The Edge, a product of Wood Mackenzie.

Strong Focus on ESG

Environmental

- Focus on maintaining very low flaring intensity and GHG emissions
  - Continue to reduce flaring on Jagged Peak acreage acquired by Parsley
- Leverage existing and future water infrastructure to reduce fresh water utilization

Q2 2020 Flaring Intensity[1]

0.6%	1.7%
Pioneer + Parsley	Peer Average

Social

- At Pioneer, *a job is never so important that it cannot be done in a safe and environmentally sound manner*
- **RESPECT** Core Values:

  Respect
  E thics and Honesty
  S afety and Environment
  P ersonal Accountability
  E ntrepreneurship
  C ommunication
  T eamwork and Inclusion

Governance

Board of Directors Committees:

- Health, Safety and Environment Committee
  - Oversight of the Company's culture of continuous improvement in safety and environmental protection practices
- Nomination and Corporate Governance Committee
  - Oversight of governance practices, including Pioneer's charitable contributions

PERMIAN STRATEGIC PARTNERSHIP

Pioneer's comprehensive 2020 Sustainability Report to be published this quarter

PIONEER NATURAL RESOURCES

1) Source: Rystad Energy research and analysis, Rystad Energy ShaleWellCube October 2020. Peers: APA, BP, COP, CPE, CVX, CXO, DVN, EOG, FANG, MRO, OXY, OVV, PDCE, SM, WPX, XEC and XOM.

16

Enhancing Shareholder Value Protecting the Dividend >10 BBOE Resource Potential 0.5x Net Debt to TTM EBITDA1 Low-cost, high-return Permian Basin wells drive strong corporate returns Disciplined reinvestment rate underpins compelling investment framework Free cash flow generation supports return of capital to shareholders Low leverage provides financial and operational flexibility Significant inventory of low-risk, high-return wells Pioneer’s commitment to driving results

SUPPLEMENTAL SLIDES

Q3 2020 Summary

Q3 2020 Earnings

	$ Millions (After Tax)	$ Per Diluted Share
Net loss attributable to common stockholders	(20)	(0.12)
Noncash mark-to-market (MTM) adjustments:		
Derivative gain, net ($24 pretax)	(19)	(0.11)
South Texas contingent consideration gain ($22 pretax)	(17)	(0.10)
ProPetro stock loss ($18 pretax)	14	0.09
Adjusted loss excluding noncash MTM adjustments	**(42)**	**(0.24)**
Unusual items:		
2020 corporate restructuring ($74 pretax)[1]	58	0.35
COVID-19 related charges ($15 pretax)[2]	11	0.07
Gain on disposition of assets ($2 pretax)	(1)	(0.01)
Adjusted income excluding noncash MTM adjustments and unusual items	**26**	**0.17**

Q3 2020 Guidance vs. Results

	Guidance	Results of Operations
Average Daily Production Volume (MBOEPD)	341 - 356	355
Average Daily Oil Production Volume (MBOPD)	191 - 201	201
Production Costs per BOE	$6.25 - $7.75	$6.89
DD&A per BOE	$12.00 - $14.00	$12.04
Exploration & Abandonment ($ MM)[3]	$5 - $15	$16
G&A ($ MM)	$58 - $68	$64
Accretion of Discount on Asset Retirement Obligations ($ MM)	$2 - $5	$2
Interest Expense ($ MM)	$31 - $36	$34
Other Expense ($ MM)[4]	$20 - $30	$9
Cash Flow Impact from Firm Transportation ($ MM)	($60) - ($20)	($63)
Current Income Tax Provision (Benefit) ($ MM)	<$5	$1
Effective Tax Rate (%)[5]	<21%	(26%)

PIONEER NATURAL RESOURCES

1) Represents employee-related charges associated with the Company's 2020 corporate restructuring, including $3 million of noncash stock based compensation expense related to accelerated vesting of certain equity awards. 2) As a result of changes to the Company's drilling plans caused by the COVID-19 pandemic during 2020, the Company recognized (i) $14 million of idle frac fleet fees, stacked drilling rig charges and drilling rig early termination charges and (ii) $1 million in charges related to sand take-or-pay deficiencies and other payments. 3) Exploration and abandonment expense includes the write-off of certain unproved properties where the Company no longer has plans to drill wells before the leases expire. 4) Excludes unusual items related to 2020 corporate restructuring and COVID-19 related charges. 5) Reflects the impact of permanent tax differences on a projected nominal book loss for the year. The permanent tax differences are normal and consistent with prior periods.

19

Q4 2020 Guidance Production (MBOEPD) Oil Production (MBOPD) Production Costs ($/BOE) DD&A ($/BOE) Exploration & Abandonment ($ MM) G&A ($ MM) Interest Expense ($ MM) Other Expense ($ MM) Accretion of Discount on ARO ($ MM) Cash Flow Impact from FT ($ MM) Current Income Taxes ($ MM) Effective Tax Rate (%) 355 - 370 197 - 207 $6.25 - $7.75 $11.75 - $13.75 $5 - $15 $56 - $66 $35 - $40 $20 - $30 $2 - $5 ($80) - ($40) <$5 <21%

Price Realizations 1) NGL NYMEX calendar month average reflects oil NYMEX calendar month average. Oil ($/BBL) NGL ($/BBL)1 Gas ($/MCF) NYMEX calendar month average NYMEX differential Realized prices 56.45 (39.64) 16.81 56.96 (38.36) 18.60 40.93 (24.00) 16.93 56.45 (2.52) 53.93 56.96 (0.95) 56.01 46.17 (0.57) 45.60 40.93 (1.71) 39.22 46.17 (31.65) 14.52 1.98 (0.24) 1.74 2.32 (0.78) 1.54 2.50 (0.29) 2.21 1.95 (0.34) 1.61 27.85 (4.69) 23.16 27.85 (15.20) 12.65 1.71 (0.56) 1.15

$6.89 $9.70 $8.48 $7.31 Production Costs (Per BOE) Q3 2020 compared to Q2 2020: Increase in production costs primarily attributable to: Increases in production taxes resulting from higher oil, NGL and gas price realizations Workovers Production and Ad Valorem Taxes Gathering, Processing and Transportation LOE Natural Gas Processing $6.27

Q3 ‘19 Production By Commodity Q3 2020 Cash Margin ($/BOE) Realized Price (ex-derivatives) Cash Margins $28.22 $21.33 Total Permian Basin    Other Assets   Total Operations Oil (BOPD) NGL (BOEPD) Gas (MCFPD) Total (BOEPD) Oil (BOPD) NGL (BOEPD) Gas (MCFPD) Total (BOEPD) Oil (BOPD) NGL (BOEPD) Gas (MCFPD) Total (BOEPD) Q1 ‘20 Q4 ‘19 222,644 84,333 408,536 375,066 13 25 357 97 222,657 84,358 408,893 375,163 220,306 80,175 377,529 363,402 20 (15) (261) (38) 220,326 80,160 377,268 363,364 Q3 ‘20 200,657 82,589 430,064 354,924 13 25 42 44 200,670 82,614 430,106 354,968 214,921 90,168 416,429 374,492 38 16 87 71 214,959 90,184 416,516 374,563 Q2 ‘20 215,194 74,844 364,372 350,768 10 (30) (132) (43) 215,204 74,814 364,240 350,725

Liquidity Position 1) Maturities as of 9/30/2020; excludes issuance costs and issuance discounts of $260 MM. 2) Trailing twelve months EBITDAX. EBITDAX is a non-GAAP financial measure; see supplemental slides. Net debt at the end of Q3 2020 (reflects unrestricted cash on hand of $1.3 B) Unsecured credit facility availability Net debt-to-book capitalization at the end of Q3 2020 $2.0 B $1.5 B 14% Net debt to EBITDAX2 of 0.7x Mid-investment grade rated by Moody’s, S&P and Fitch Maturities and Balances1 2021 2022 2023 2026 2028 $140 MM 3.45% $244 MM 3.95% $500 MM 4.45% $241 MM 7.20% $1.5 B unsecured credit facility (undrawn as of 9/30/20) 2025 $1,323 MM convertible bonds 0.25% 2024 2027 2029 2030 $1,100 MM 1.90%

Supplemental Earnings Per Share Information The Company uses the two-class method of calculating basic and diluted earnings per share. Under the two-class method of calculating earnings per share, generally acceptable accounting principles ("GAAP") provide that share-based awards with guaranteed dividend or distribution participation rights qualify as "participating securities" during their vesting periods. During periods in which the Company realizes net income attributable to common shareholders, the Company's basic net income per share attributable to common shareholders is computed as (i) net income attributable to common stockholders, (ii) less participating share-based basic earnings (iii) divided by weighted average basic shares outstanding. The Company's diluted net income per share attributable to common stockholders is computed as (i) basic net income attributable to common stockholders, (ii) plus the reallocation of participating earnings, if any, (iii) divided by weighted average diluted shares outstanding. During periods in which the Company realizes a net loss attributable to common stockholders, securities or other contracts to issue common stock would be dilutive to loss per share; therefore, conversion into common stock is assumed not to occur. The Company's net loss attributable to common stockholders is reconciled to basic and diluted net loss attributable to common stockholders as follows: Net loss attributable to common stockholders Participating share-based basic earnings Basic and diluted net loss attributable to common stockholders Weighted average common shares outstanding: Basic weighted average shares outstanding Dilution attributable to stock-based compensation awards Diluted weighted average shares outstanding Q3’20 ($ Millions) (20) – (20) Q3’20 (Shares in Millions) 165 - 165

Supplemental Non-GAAP Financial Measures

EBITDAX, discretionary cash flow ("DCF") (as defined below) and net debt to trailing twelve months EBITDAX are presented herein, and reconciled to the GAAP measures of net income (loss) and net cash provided by operating activities, because of their wide acceptance by the investment community as financial indicators of a company's ability to internally fund exploration and development activities and to service or incur debt. The Company also views the non-GAAP measures of EBITDAX, DCF and net debt to trailing twelve months EBITDAX as useful tools for comparisons of the Company's financial indicators with those of peer companies that follow the full cost method of accounting. EBITDAX and DCF should not be considered as alternatives to net income (loss) or net cash provided by operating activities, as defined by GAAP.

	Q3 '20 ($ Millions)	Trailing Twelve Months ($ Millions)
Net income (loss)	(20)	174
Depletion, depreciation and amortization	393	1,683
Exploration and abandonments	16	47
Impairment of inventory and other property and equipment	1	6
Accretion of discount on asset retirement obligations	2	10
Interest expense	34	127
Income tax provision	4	86
Gain on disposition of assets	(2)	(7)
Loss on early extinguishment of debt	-	27
Derivative-related activity	(24)	157
Amortization of stock-based compensation	18	70
Investment in affiliate valuation adjustment	18	82
South Texas contingent consideration valuation adjustment	(22)	26
South Texas deficiency fee obligation	-	69
Restructuring charges (including stock-based compensation)	74	74
Other	31	103
EBITDAX before restructuring charges	**523**	**2,734**
Restructuring charges (excluding stock-based compensation)	**(71)**	**(71)**
EBITDAX[1]	**452**	**2,663**
Cash interest expense	(18)	(88)
Current income tax benefit (provision)	(1)	15
Discretionary cash flow[2]	**433**	**2,590**
Cash exploration expense	(11)	(37)
Changes in operating assets and liabilities	(31)	(179)
Net cash provided by operating activities	**391**	**2,374**

PIONEER
NATURAL RESOURCES

1) "EBITDAX" represents earnings before depletion, depreciation and amortization expense; exploration and abandonments; impairment of inventory and other property and equipment; accretion of discount on asset retirement obligations; interest expense; income taxes; net (gain) loss on the disposition of assets; loss on early extinguishment of debt; noncash derivative related activity; amortization of stock-based compensation; noncash valuation adjustments on investments, contingent consideration and deficiency fee obligations; noncash restructuring charges and other noncash items. 2) Discretionary cash flow equals cash flows from operating activities before changes in operating assets and liabilities and cash exploration expense.

26

Supplemental Non-GAAP Financial Measures

Adjusted loss attributable to common stockholders excluding noncash mark-to-market ("MTM") adjustments and adjusted income attributable to common stockholders excluding noncash MTM adjustment and unusual items are presented in this earnings release and reconciled to the Company's net loss attributable to common stockholders (determined in accordance with GAAP), as the Company believes these non-GAAP financial measures reflect an additional way of viewing aspects of the Company's business that, when viewed together with its GAAP financial results, provide a more complete understanding of factors and trends affecting its historical financial performance and future operating results, greater transparency of underlying trends and greater comparability of results across periods. In addition, management believes that these non-GAAP financial measures may enhance investors' ability to assess the Company's historical and future financial performance. These non-GAAP financial measures are not intended to be a substitute for the comparable GAAP financial measure and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP. Noncash MTM adjustments and unusual items may recur in future periods; however, the amount and frequency can vary significantly from period to period.

The Company's net loss attributable to common stockholders as determined in accordance with GAAP is reconciled to income adjusted for noncash MTM adjustments including (i) the Company's derivative positions, (ii) contingent consideration attributable to the 2019 South Texas divestiture and (iii) the Company's equity investment in ProPetro Holding Corp. ("ProPetro"), and unusual items is as follows:

	$ Millions (After Tax)	$ Per Diluted Share
Net loss attributable to common stockholders	(20)	(0.12)
Noncash mark-to-market (MTM) adjustments:		
Derivative gain, net ($24 pretax)	(19)	(0.11)
South Texas contingent consideration gain ($22 pretax)	(17)	(0.10)
ProPetro stock loss ($18 pretax)	14	0.09
Adjusted loss excluding noncash MTM adjustments	**(42)**	**(0.24)**
Unusual items:		
2020 corporate restructuring ($74 pretax)[1]	58	0.35
COVID-19 related charges ($15 pretax)[2]	11	0.07
Gain on disposition of assets ($2 pretax)	(1)	(0.01)
Adjusted income excluding noncash MTM adjustments and unusual items	**26**	**0.17**

PIONEER NATURAL RESOURCES

1) Represents employee-related charges associated with the Company's 2020 corporate restructuring, including $3 million of noncash stock based compensation expense related to accelerated vesting of certain equity awards. 2) As a result of changes to the Company's drilling plans caused by the COVID-19 pandemic during 2020, the Company recognized (i) $14 million of idle frac fleet fees, stacked drilling rig charges and drilling rig early termination charges and (ii) $1 million in charges related to sand take-or-pay deficiencies and other payments.

27

Supplemental Non-GAAP Financial Measures Free cash flow ("FCF") is a non-GAAP financial measure. As used by the Company, FCF is defined as net cash provided by operating activities, adjusted for changes in operating assets and liabilities, less capital expenditures. The Company believes this non-GAAP measure is a financial indicator of the Company’s ability to internally fund acquisitions, debt maturities, dividends and share repurchases after capital expenditures excluding acquisitions, asset retirement obligations, capitalized interest, geological and geophysical general and administrative expense, information technology and corporate facilities. Net cash provided by operating activities Changes in operating assets and liabilities         Capital expenditures Free cash flow Three Months Ended September 30, 2020 ($ Millions) 391 31 (291) 131 Nine Months Ended September 30, 2020 ($ Millions) 1,546 (4) (1,146) 396

Certain Reserve Information Cautionary Note to U.S. Investors – The SEC prohibits oil and gas companies, in their filings with the SEC, from disclosing estimates of oil or gas resources other than "reserves," as that term is defined by the SEC. In this presentation, Pioneer includes estimates of quantities of oil and gas using certain terms, such as "resource base," "resource potential," "net recoverable resource potential," "estimated ultimate recovery," "EUR," "oil in place" or other descriptions of volumes of reserves, which terms include quantities of oil and gas that may not meet the SEC’s definitions of proved, probable and possible reserves, and which the SEC’s guidelines strictly prohibit Pioneer from including in filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being recovered by Pioneer. U.S. investors are urged to consider closely the disclosures in the Company’s periodic filings with the SEC. Such filings are available from the Company at 777 Hidden Ridge, Irving, Texas 75038, Attention: Investor Relations and the Company’s website at www.pxd.com. These filings also can be obtained from the SEC by calling 1-800-SEC-0330.

Additional Information EBITDAX represents earnings before depletion, depreciation and amortization expense; exploration and abandonments; impairment of inventory and other property and equipment; accretion of discount on asset retirement obligations; interest expense; income taxes; net gain on the disposition of assets; loss on early extinguishment of debt; noncash derivative related activity; amortization of stock-based compensation; noncash valuation adjustments on investments, contingent considerations and deficiency fee obligations; and other noncash items. The Company also views the non-GAAP measures of EBITDAX and net debt to EBITDAX as useful tools for comparisons of the Company's financial indicators with those of peer companies that follow the full cost method of accounting. EBITDAX should not be considered as alternatives to net income or net cash provided by operating activities, as defined by GAAP. Free cash flow ("FCF") and free cash flow yield are non-GAAP financial measures. As used by the Company, FCF is defined as net cash provided by operating activities, adjusted for changes in operating assets and liabilities, less capital expenditures. Free cash flow yield is defined as FCF divided by the market capitalization of the Company at a given date. The Company believes these non-GAAP measures are financial indicators of the Company’s ability to internally fund acquisitions, debt maturities, dividends and share repurchases after capital expenditures excluding acquisitions, asset retirement obligations, capitalized interest, geological and geophysical general and administrative expense, information technology and corporate facilities. Due to the forward-looking nature of EBITDAX, projected free cash flow and free cash flow yield used herein, management cannot reliably predict certain of the necessary components of the most directly comparable forward-looking GAAP measures, such as changes in operating assets and liabilities. Accordingly, Pioneer is unable to present a quantitative reconciliation of such forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures. Amounts excluded from this non-GAAP measure in future periods could be significant. Return on Capital Employed ("ROCE") is a non-GAAP financial measure. As used by the Company, ROCE is net income adjusted for tax-effected noncash mark-to-market ("MTM") adjustments, unusual items and interest expense divided by the summation of average total equity (adjusted for net noncash MTM adjustments, unusual items and interest expense) and average net debt. The Company believes ROCE is a good indicator of long-term performance, both absolute and relative to the Company's peers. ROCE is a measure of the profitability of the Company’s capital employed in its business compared with that of its peers.